UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 1, 2006

Wal-Mart Stores, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 8.01. Other Events.

On June 2, 2006, at the 2006 Annual Shareholders' Meeting of Wal-Mart Stores, Inc. (the “Company”), the Company’s shareholders elected the following 13 directors: Aida M. Alvarez, James W. Breyer, M. Michele Burns, James I. Cash, Jr., Douglas N. Daft, David D. Glass, Roland A. Hernandez, H. Lee Scott, Jr., Jack C. Shewmaker, Jim C. Walton, S. Robson Walton, Christopher J. Williams, and Linda S. Wolf. These directors were elected to serve until the Company’s next Annual Shareholders’ Meeting or until their successors are elected and qualified.

In addition, at the quarterly meeting of the Board of Directors (the “Board”) held on June 1, 2006, Mr. Breyer, an independent director, was appointed to serve as the presiding director over executive sessions of the independent and non-management director, effective upon his re-election to the Board. Ms. Burns, an independent director who is a current member of the Compensation, Nominating and Governance Committee (the “CNGC”), was appointed as the Chair of the CNGC.

David D. Glass stepped down from the Executive and the Stock Option Committees of the Board. Mr. Williams, an independent director, was appointed to replace Mr. Glass on the Executive Committee of the Board. Mr. Glass will not be replaced on the Stock Option Committee.

Ms. Alvarez and Dr. Cash have not previously served as directors of the Company. Ms. Alvarez is an independent director who will serve on the Strategic Planning and Finance Committee. Dr. Cash, an independent director whom the Board has determined is financially literate, will serve on the Audit Committee.

As reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2006, and which is incorporated herein by reference, the non-management director compensation will remain at $200,000, of which $140,000 will be paid upon election either in shares of Company common stock or deferred in stock units under the Wal-Mart Stores, Inc. Director Compensation Plan (the “Director Plan”), as elected by the non-management director. The remaining $60,000 is payable in arrears in equal quarterly installments commencing after the 2006 Annual Shareholders’ Meeting and may be taken in cash, common stock, deferred in stock units under the Director Plan, or deferred to an interest-credited account under the Director Plan, as elected by the non-management director.

The directors who will receive non-management director compensation are as follows: Ms. Alvarez, Mr. Breyer, Ms. Burns, Dr. Cash, Mr. Daft, Mr. Glass, Mr. Hernandez, Mr. Shewmaker, Mr. Jim Walton, Mr. Williams, and Ms. Wolf. Any person appointed by the Board to an open Board position prior to the election of directors at the 2007 Annual Shareholders’ Meeting shall receive a prorated portion of the non-management director compensation described above.

In addition, the retainer for the Audit Committee Chair will remain at $25,000, the retainer for the CNGC Chair will remain at $15,000, and the retainer for the Strategic Planning and Finance Committee Chair will remain at $15,000. Because Mr. Williams will have responsibilities as a member of the Executive Committee of the Board in addition to his duties as a member of the Audit Committee, the Board approved an additional retainer for Mr. Williams in the amount of $15,000. These retainers will be payable in arrears in equal quarterly installments, which may be taken in cash, common stock, deferred in stock units under the Director Plan, or deferred in an interest-credited account under the Director Plan, as elected by the non-management director.

The Board committee assignments, after the election of directors, are as follows:

Audit Committee

Roland A. Hernandez, Chair

James I. Cash, Jr.

Christopher J. Williams

Compensation, Nominating and Governance Committee

M. Michele Burns, Chair

Douglas N. Daft

Linda S. Wolf

Executive Committee

H. Lee Scott, Jr., Chair

Christopher J. Williams

S. Robson Walton

Stock Option Committee

H. Lee Scott, Jr., Chair

S. Robson Walton

Strategic Planning and Finance Committee

James W. Breyer, Chair

Aida M. Alvarez

Jack C. Shewmaker

Jim C. Walton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2006
WAL-MART STORES, INC. By: /s/ Jeffrey J. Gearhart —————————————— Jeffrey J. Gearhart Vice President and General Counsel, Corporate Division